Exhibit (e)(2)(c)

             AMENDMENT NO. 2 TO THE DISTRIBUTION SERVICES AGREEMENT

     AGREEMENT made by and between AllianceBernstein Investment Research and Management, Inc., formerly known as Alliance Fund Distributors, Inc. (the "Distributor") and Sanford C. Bernstein Fund, Inc. (the "Fund").

     WHEREAS, the Distributor and the Fund are parties to a Distribution Services Agreement dated as of February 1, 2002 (the "Distribution Agreement") for the provision of services for the Fund's series (each, a "Portfolio") listed on Schedule I attached to the Distribution Agreement;

     WHEREAS, effective on or about December 16, 2003, new classes of shares (collectively with the classes currently listed on Schedule I, the "Retail Classes") of each of the Tax-Managed International Portfolio and the International Portfolio will become subject to the Distribution Agreement; and

     WHEREAS, the Distributor and the Fund desire to amend Schedule I to the Distribution Agreement to add the Retail Classes of each of the Tax-Managed International Portfolio and the International Portfolio to Schedule I;

     NOW, THEREFORE, in consideration of the premises and covenants contained herein, the Distributor and the Fund hereby agree as follows:

     In accordance with Section 12 of the Distribution Agreement, Schedule I to the Distribution Agreement is deleted in its entirety and replaced by Schedule I attached hereto.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the 16th day of December, 2003.


                     SANFORD C. BERNSTEIN FUND, INC.

                     By: /s/ Christina Morse
                         -----------------------------------

                     Name:  Christina Morse

                     Title: Assistant Secretary


                     ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC.

                     By: /s/ Andrew L. Gangolf
                        ------------------------------------

                     Name:  Andrew L. Gangolf

                     Title: Senior Vice President and Assistant
                            General Counsel

                     ALLIANCE CAPITAL MANAGEMENT L.P.

                     By: Alliance Capital Management Corporation,
                         General Partner

                     By:    /s/ Mark R. Manley
                            -----------------------------------

                     Name:  Mark R. Manley

                     Title: Senior Vice President and Acting
                            General Counsel

                                   SCHEDULE I



New York Municipal Portfolio
----------------------------

AllianceBernstein Intermediate New York Municipal Class A shares
AllianceBernstein Intermediate New York Municipal Class B shares
AllianceBernstein Intermediate New York Municipal Class C shares



California Municipal Portfolio
------------------------------

AllianceBernstein Intermediate California Municipal Class A shares AllianceBernstein Intermediate California Municipal Class B shares AllianceBernstein Intermediate California Municipal Class C shares



Diversified Municipal Portfolio
-------------------------------

AllianceBernstein Intermediate Diversified Municipal Class A shares AllianceBernstein Intermediate Diversified Municipal Class B shares AllianceBernstein Intermediate Diversified Municipal Class C shares



Short Duration Plus Portfolio
-----------------------------

AllianceBernstein Short Duration Class A shares
AllianceBernstein Short Duration Class B shares
AllianceBernstein Short Duration Class C shares



Tax-Managed International Portfolio
-----------------------------------

AllianceBernstein Tax-Managed International Class A shares
AllianceBernstein Tax-Managed International Class B shares
AllianceBernstein Tax-Managed International Class C shares



International Portfolio
-----------------------

AllianceBernstein International Class A shares
AllianceBernstein International Class B shares
AllianceBernstein International Class C shares